Exhibit 1.2

AI OKTO CORP.

AMENDED AND RESTATED BYLAWS

As Adopted on [●], 2026

ARTICLE I
OFFICES

The principal place of business of AI OKTO CORP. (the “Company”) shall be at such place or places as the Board of Directors of the Company (the “Board”) shall from time to time determine. The Company may also have an office or offices at such other places within or without the Marshall Islands as the Board may from time to time appoint or the business of the Company may require.

ARTICLE II
SHAREHOLDERS

Section 1. Annual Meeting: The annual meeting of shareholders of the Company shall be held on such day and at such time and place within or without the Marshall Islands and/or by means of remote communication as the Board may determine for the purpose of electing members of the Board (“Directors”) and of transacting such other business as may properly be brought before the meeting. The Chairman of the Board (the “Chairman”) or, in the Chairman’s absence, another person designated by the Board shall act as the chairman at any meeting of shareholders.

Section 2. Nature of Business at Annual Meetings of Shareholders: No business may be transacted at an annual meeting of shareholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any duly authorized committee thereof); (b) otherwise properly brought before the annual meeting by or at the direction of the Board (or any duly authorized committee thereof); or (c) otherwise properly brought before the annual meeting by any shareholder of the Company entitled to vote at such meeting (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 2 of this Article II and has remained a shareholder of record through the record date for the determination of shareholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures and requirements set forth in this Section 2 of this Article II.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of the Company (the “Secretary”). To be timely a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company not less than one-hundred twenty (120) days nor more than one-hundred eighty (180) days prior to the one-year anniversary date of the immediately preceding annual meeting of shareholders. In no event shall the public disclosure of any adjournment of an annual meeting of the shareholders commence a new time period for the giving of the shareholder’s notice described herein.

To be in proper written form, a shareholder’s notice to the Secretary must come from a shareholder entitled to vote on the matter or matters proposed to be brought before the annual meeting and must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder along with such shareholder’s tax identification number, (iii) the number of shares of capital stock of the Company entitled to vote which are owned beneficially or of record by such shareholder and (iv) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, notwithstanding anything in this Section 2 of this Article II to the contrary, a shareholder intending to nominate one or more persons for election as a Director at an annual meeting, or any special meeting of shareholders called for the purpose of electing directors, must comply with Section 3 of Article III of these Bylaws for such nomination or nominations to be properly brought before such meeting.

No business shall be conducted at the annual meeting of shareholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2 of this Article II; provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2 of this Article II shall be deemed to preclude discussion by any shareholder of any such business. Compliance with the requirements of this Section 2 of this Article II shall be determined in good faith by the Chairman, and if the Chairman determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 3. Special Meeting: Special meetings of the shareholders, unless otherwise prescribed by law, (i) may be called for any purpose or purposes permitted under applicable law at any time by the Chairman, Chief Executive Officer or President of the Company or a majority of the Board and (ii) shall be called for any purpose or purposes permitted under applicable law by the Secretary upon receipt by the Secretary of a written request (a “Special Meeting Request”) by one or more shareholders (“Requesting Shareholder”, and such proposed special meeting a “Shareholder Requested Special Meeting”) who, as of the date of the Secretary’s receipt of the Special Meeting Request, beneficially own capital stock of the Company representing a majority of the votes eligible to be cast by holders of shares of capital stock issued and outstanding and entitled to vote on the matter or matters to be brought before the Shareholder Requested Special Meeting (the “Special Meeting Requisite Percentage”); provided, however, that a Shareholder Requested Special Meeting shall be called by the Secretary only if the Special Meeting Request complies with the requirements set forth in this Section 3 of this Article II.

The date of any Shareholder Requested Special Meeting shall be no later than one hundred and twenty (120) days after the date that a Special Meeting Request that satisfies the requirements of this Section 3 of this Article II is received by the Secretary. Special meetings may be held at such date, time and place either within or without the Marshall Islands and/or by means of remote communication, in each case, as may be determined by the Board and stated in the notice of the meeting.

To be in proper written form, a Special Meeting Request must (i) bear the signature and the date of signature of the Requesting Shareholder and set forth the name and record address of such shareholder along with such shareholder’s tax identification number, (ii) set forth any business the Requesting Shareholder proposes to bring before the Shareholder Requested Special Meeting and the matters proposed to be acted on at such special meeting, (iii) include the number of shares of capital stock of the Company entitled to vote which are owned beneficially or of record by the Requesting Shareholder, and (iv) include a representation that the Requesting Shareholder intends to appear in person or by proxy at the Shareholder Requested Special Meeting to bring such business before the meeting. In addition, notwithstanding anything in this Section 3 of this Article II to the contrary, a shareholder intending to nominate one or more persons for election as a Director at a special meeting, must comply with Section 3 of Article III of these Bylaws for such nomination or nominations to be properly brought before such meeting.

Notwithstanding the foregoing, the Company shall not be required to convene a Shareholder Requested Special Meeting if (i) the demand for such special meeting does not comply with this Section 3 of this Article II, (ii) the request relates to an item of business that is not a proper subject for action by a Requesting Shareholder under applicable law, rule or regulation, or (iii) the item specified in the Special Meeting Request is not the election of directors and an identical or substantially similar item is included in the Company’s notice as an item of business to be brought before a meeting of shareholders that has been called but not yet held. Compliance by a Requesting Shareholder with the requirements of this Section 3 of this Article II shall be determined in good faith by the Board.

The business transacted at any special meeting shall be limited to the purpose(s) stated in any valid Special Meeting Request received from the requesting shareholder(s) and any additional matters that the Board determines to include in the Company’s notice of the special meeting.

Section 4. Notice of Meetings: Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the date, time, place and purpose thereof, the means of remote communications, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail or by electronic transmission at least fifteen (15) but not more than sixty (60) days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his address as the same appears on the record of shareholders of the Company or at such address as to which the shareholder has given notice to the Secretary. To the extent Marshall Islands law permits the giving of notice by other means, including but not limited to any means of electronic transmission, then notice may be given of such means.

Notice of a meeting need not be given to any shareholder who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting prior to the conclusion thereof the lack of notice to him.

Section 5. Adjournments: Any meeting of shareholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the meeting is adjourned for lack of quorum, notice of the new meeting shall be given to each shareholder of record entitled to vote at the meeting. If after an adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice in Section 4 of this Article II.

Section 6. Quorum: At all meetings of shareholders of the Company, except as otherwise expressly provided by statute or these Bylaws, the presence either in person or by proxy of shareholders of record entitled to cast at least one-third (1/3rd) of the total number of votes eligible to be cast by holders of shares of capital stock issued and outstanding and entitled to vote at such meetings shall constitute a quorum. If less than a quorum is present, a majority of the total number of votes represented by those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.

Section 7. Voting: If a quorum is present, and except as otherwise expressly provided by law, the Company’s Articles of Incorporation (the “Articles of Incorporation”) then in effect or these Bylaws, the affirmative vote of a majority of the votes cast by holders of shares of stock present in person or represented by proxy and entitled to vote thereat shall be the act of the shareholders.

Section 8. Fixing of Record Date: The Board may fix a time not more than sixty (60) nor less than fifteen (15) days prior to the date of any meeting of shareholders, as the time as of which shareholders entitled to notice of and to vote at such a meeting shall be determined, and all persons who were holders of record of voting shares at such time and no others shall be entitled to notice of and to vote at such meeting. The Board may fix a time not exceeding sixty (60) days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.

ARTICLE III
DIRECTORS

Section 1. Number: The affairs, business and property of the Company shall be managed by the Board. The number of Directors shall be determined by the Board. The Directors need not be residents of the Marshall Islands nor shareholders of the Company.

Section 2. How Elected: The Directors shall be elected as specified in the Articles of Incorporation.

Section 3. Nomination of Directors: Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors. Nominations of persons for election to the Board may be made at any annual meeting of shareholders, or any special meeting of shareholders called for the purpose of electing directors, (a) by or at the direction of the Board (or any duly authorized committee thereof) or (b) by any shareholder of the Company (i) who is a shareholder of record on the date of the giving of the notice provided for in this Section 3 of this Article III and on the record date for the determination of shareholders entitled to vote at such meeting and (ii) who complies with the notice procedures and requirements set forth in this Section 3 of this Article III, which sets forth the exclusive means for a shareholder to nominate persons for election to the Board at a meeting of shareholders.

In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Company, in the case of an annual meeting, in accordance with the provisions set forth in Section 2 of Article II, and, in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting.

To be in proper written form, a shareholder’s notice to the Secretary must set forth; (a) as to each person whom the shareholder proposes to nominate for election as a Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the number of shares of capital stock of the Company which are owned beneficially or of record by the person, (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors by rules and regulations applicable to the Company, and (v) an agreement to provide such other documents and questionnaires as may reasonably be requested by the Company, including, but not limited to, information regarding the background and qualification of such person to serve as a director of the Company and (b) as to the shareholder giving the notice (i) the name and record address of such shareholder along with such shareholder’s tax identification number, (ii) the number of shares of capital stock of the Company which are owned beneficially and of record by such shareholder, (iii) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person and persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder, (iv) a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in its notice and (v) any other information relating to such shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors by rules and regulations applicable to the Company. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in this Section 3 of this Article III. Compliance with the requirements of this Section 3 of this Article III shall be determined in good faith by the Chairman, and if the Chairman determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Notwithstanding any other provisions of the Articles of Incorporation or these Bylaws (and notwithstanding the fact that some lesser percentage may be specified by law, the Articles of Incorporation or these Bylaws), the vote of not less than two-thirds (2/3rd) of the entire Board shall be required to amend, alter, change or repeal this Section 3 of this Article III.

Section 4. Removal: Removal of Directors is governed by the Articles of Incorporation.

Section 5. Vacancies: The filling of any vacancies in the Board shall be governed by the Articles of Incorporation.

Section 6. Regular Meetings: Regular meetings of the Board may be held at such time and place either within or without the Marshall Islands, and/or by means of remote communication as may be determined by resolution of the Board and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 7. Special Meetings: Special meetings of the Board may, unless otherwise prescribed by law, be called from time to time by the Chairman or a majority of the Board. The Chairman or the Secretary shall call a special meeting of the Board upon written request directed to either of them by any two (2) Directors stating the time, place, and purpose of such special meeting. Special meetings of the Board shall be held on a date and at such time and at such place as may be designated in the notice thereof by the officer calling the meeting.

Section 8. Notice of Special Meetings: Notice of the date, time and place of each special meeting of the Board shall be given to each Director at least forty-eight (48) hours prior to such meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least twenty-four (24) hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a Director if given to him personally (including by telephone) or if such notice be delivered to such Director by mail or by electronic transmission to his last known address. To the extent Marshall Islands law permits the giving of notice by other means, then Notice may be given of such means. Notice of a meeting need not be given to any Director who submits a signed waiver of notice, whether before or after the meeting or who attends the meeting without protesting, prior to the conclusion thereof, the lack of notice to him.

Section 9. Quorum: A majority of the Directors at the time in office, present in person or by proxy or by conference telephone, shall constitute a quorum for the transaction of business.

Section 10. Voting: The vote of the majority of the Directors, present in person, by proxy, or by conference telephone, at a meeting at which a quorum is present shall be the act of the Directors. Any action required or permitted to be taken at a meeting may be taken without a meeting if all members of the Board consent thereto in writing.

Section 11. Compensation of Directors and Members of Committees: The Board may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board and to members of any committee, for attendance at the meetings of the Board or of such committee and for services rendered to the Company.

ARTICLE IV
COMMITTEES

The Board may, by resolution or resolutions passed by a majority of the entire Board, designate from among its members an executive committee to consist of one or more of the Directors of the Company, which, to the extent provided in said resolution or resolutions, or in these Bylaws, shall have and may exercise, to the extent permitted by law, the powers of the Board in the management of the business and affairs of the Company, and may have power to authorize the seal of the Company to be affixed to all papers which may require it, provided, however, that no committee shall have the power or authority to (i) fill a vacancy in the Board or in a committee thereof, (ii) amend or repeal any Bylaw or adopt any new Bylaw, (iii) amend or repeal any resolution of the entire Board, (iv) or increase the number of Directors on the Board, (v) remove any Director, (vi) submit to shareholders any action that requires shareholders’ authorization under the Marshall Islands Business Corporations Act, (vii) or fix the compensation of the directors for serving on the Board or any committee. In addition, the Board may, by resolution or resolutions passed by a majority of the entire Board designate from among its members other committees to consist of one or more of the Directors of the Company, each of which shall perform such function and have such authority and powers as shall be delegated to it by said resolutions or as provided for in these Bylaws, except that only the executive committee may have and exercise the powers of the Board. Members of any committee shall hold office for such period as may be prescribed by the vote of a majority of the entire Board. Vacancies in membership of such committees shall be filled by vote of the Board. Committees may adopt their own rules of procedure and may meet at stated times or on such notice as they may determine. Each committee shall keep a record of its proceedings and report the same to the Board when requested.

ARTICLE V
OFFICERS

Section 1. Number and Designation: From time to time, the Board shall elect a Chief Executive Officer and a Secretary and such other officers with such duties as it may deem necessary, provided that initial officers may be appointed by the incorporator. Officers may be of any nationality, need not be residents of the Marshall Islands and may be, but are not required to be, Directors. Officers of the Company shall be natural persons, except that the Secretary may be an entity. Any two (2) or more offices may be held by the same natural person.

Section 2. Secretary. The Secretary shall act as Secretary of all meetings of the shareholders and the Board at which he is present, shall have supervision over the giving and serving of notices of the Company, shall be the custodian of the corporate records and of the corporate seal of the Company, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Company under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him by the Board or the President. If the Secretary is an entity, the duties of the Secretary may be carried out by any authorized representative of such entity.

Section 3. Other Officers: Officers other than those treated in Sections 2 through 3 of this Article V shall exercise such powers and perform such duties as may be assigned to them by the Board or the Chief Executive Officer or President, as the case may be.

The designations, power, authority, obligations and salaries of officers and any other compensation paid to them shall be fixed from time to time by the Board or any duly authorized committee thereof. The Board may at any meeting appoint additional officers. Each officer shall hold office until his successor shall have been duly appointed and qualified, except in the event of the earlier termination of his term of office, through death, resignation, removal or otherwise. Any officer may be removed by the Board at any time with or without cause, subject to the terms of any employment agreement between the Company and such officer. Any vacancy in an office may be filled by the Board at any regular or special meeting.

ARTICLE VI
CERTIFICATES FOR SHARES

Section 1. Form and Issuance: The shares of the Company may be represented by certificates in a form meeting the requirements of law and approved by the Board. Certificates shall be signed by (i) the Chairman, President or a Vice President and by (ii) the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer. These signatures may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Company itself or its employees. Shares may also be represented in uncertificated form, and, specifically, the Company may issue shares to be represented in any manner permitted or required by the rules of the stock exchange on which the shares of the Company may be listed.

Section 2. Transfer: The Board shall have power and authority to make such rules and regulations as they may deem expedient concerning the issuance, registration and transfer of shares of the Company’s stock, and may appoint transfer agents and registrars thereof.

Section 3. Loss of Stock Certificates: The Board may direct a new certificate or certificates of stock to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, and/or give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

ARTICLE VII
DIVIDENDS

Dividends may be declared in conformity with law by, and at the discretion of, the Board at any regular or special meeting. Dividends may be declared and paid in cash, stock, or other property of the Company.
ARTICLE VIII
CORPORATE SEAL

The seal of the Company, if any, shall be circular in form, with the name of the Company in the circumference and such other appropriate legend as the Board may from time to time determine.

ARTICLE IX
FISCAL YEAR

The fiscal year of the Company shall be such period of twelve consecutive months as the Board may by resolution designate.

ARTICLE X
EXCLUSIVE FORUM

Section 1. Subject to Section 2 of this Article X, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any Specified Claim related to the Company shall be the High Court of the Republic of the Marshall Islands. As used herein, “Specified Claim” means any internal corporate claim, intra-corporate claim, or claim governed by the internal affairs doctrine including, but not limited to: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or shareholder of the Company to the Company or the Company’s shareholders; and (iii) any action asserting a claim arising pursuant to any provision of the Marshall Islands Business Corporations Act or the Articles of Incorporation or these Bylaws (in each case, as amended from time to time).

Section 2. Unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any claim arising under the Securities Act of 1933 or the Securities Exchange Act of 1934 and any rule or regulation promulgated thereunder (in each case, as amended from time to time) shall be the United States District Court for the Southern District of New York (or if such court does not have jurisdiction over such claim, any other federal district court of the United States).

Section 3. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to the provisions of this Article X. If any provision in this Article X is held to be illegal, invalid or unenforceable under applicable law, the legality, validity or enforceability of the rest of these Bylaws shall not be affected and this Article X shall be interpreted and construed to the maximum extent possible to apply in the relevant jurisdiction with whatever modification or deletion may be necessary so as best to give effect to the intention of the Company.

ARTICLE XI
AMENDMENTS

These Bylaws may be amended, added to, altered or repealed, or new Bylaws may be adopted, at any regular or special meeting of the Board, or by written consent, by the affirmative vote of four-fifths (4/5th) of the entire Board. The phrase “four-fifths (4/5th) of the entire Board” shall be deemed to refer to at least four-fifths (4/5th) of the number of directors then in office and entitled to vote on the matter.

These Bylaws may also be altered, amended or repealed, or new Bylaws enacted, (i) at any special meeting of the shareholders if duly called for that purpose (provided that in the notice of such special meeting, notice of such purpose shall be given), (ii) at any annual meeting or (iii) by written consent of the shareholders, in each case, by the affirmative vote of a majority of votes eligible to be cast by holders of shares entitled to vote thereon.